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                                                                 Exhibit No. 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Registration Statements No. 333-06291 and 333-20416 on Form S-8 for the Quaker State Corporation Thrift and Stock Purchase Plan, filed under the Securities Act of 1933, as amended, and in the Prospectus used in connection with such Registration Statement, of our report dated June 19, 1998, on our audits of the financial statements of the Quaker State Corporation Thrift and Stock Purchase Plan as of December 31, 1997 and 1996 and for the years then ended, which report is included in this Annual Report on Form 11-K.

We also consent to the reference to our Firm under the caption "Experts."



/s/ Coopers & Lybrand L.L.P.



Dallas, Texas
June 23, 1998